UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: December 31, 2007
(Date of earliest event reported)

ROYAL INVEST INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware --------------------------------	000-27097 --------------------------------	98-021578 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas, 24th Floor
New York, NY 10019-4702
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(Address of principal executive offices) (Zip Code)

(203) 557-3845
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(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 - REGULATION FD

Item 7.01      Regulation FD Disclosure.

Royal Invest International Corp. has announced on December 31, 2007 that it has acquired eighteen prime commercial properties in the Netherlands and Germanythrough its European subsidiary Royal Invest Europe BV with financing from the Bank of Scotland.  The properties represent approximately 992,647 square feet (92.222 square meters) of rentable class A commercial space and generate annual rental income of €7,900,000 (approximately $11,500,000). The properties were acquired from multiple sellers for a total of €100,200,000 in cash and stock which is approximately $146,300,000 USD.

On December 27, 2007 Bank of Scotland approved €100,000,000 in financing for the Registrant, allowing it to make the above acquisitions as well as additional future real estate acquisitions in Europe which is currently in negotiation.

The announcement of the acquisition was made on December 31, 2007 by press release, the text of which is attached as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statement and Exhibits.

Exhibits:

Exhibit No.                      Document Description

99.1	Press release dated December 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL INVEST INTERNATIONAL CORP.
(Registrant)

Date: December 31, 2007	By: /s/ JERRY GRUENBAUM
Jerry Gruenbaum
Chief Executive Officer
(Duly Authorized Officer)

Date: December 31, 2007	By: /s/ NATHAN LAPKIN
Nathan Lapkin
Chief Financial Officer
and President
(Principal Financial
and Accounting Officer)